Exhibit 99.1

Ariba Reports First Quarter Results

Company Continues to Progress as New and Existing Customers Deploy

Ariba’s Comprehensive Spend Management Solutions

SUNNYVALE, Calif., January 31, 2005 — Ariba®, Inc. (Nasdaq: ARBA), the leading spend management solutions provider, today announced results for the first quarter of fiscal year 2005 ended December 31, 2004.

Total revenues for the quarter were $86.9 million, as compared to $52.7 million for the first quarter of fiscal year 2004. Software license revenues for the quarter were $17.1 million, as compared to $18.7 million for the first quarter of fiscal year 2004. Subscription and maintenance revenues were $31.4 million, as compared to $22.1 million for the first quarter of fiscal year 2004. Services and other revenues for the quarter were $38.4 million, as compared to $12.0 million for the first quarter of fiscal year 2004.

Net loss for the quarter was $9.8 million, or a loss of $0.16 per share, as compared to net income for the first quarter of 2004 of $6.1 million, or $0.13 per share. The net loss for the quarter included charges of $4.9 million for amortization of intangible assets, $4.4 million for stock-based compensation and $1.8 million for restructuring and integration costs. Excluding these items, non-GAAP net income was $1.3 million, or $0.02 per share.

The results for the first quarter include the results from FreeMarkets, Inc., with which Ariba merged on July 1, 2004. Results for the quarter include certain expenses associated with Ariba’s recent settlement of its dispute with Softbank, but exclude any potential increase in net income for the quarter that may be associated with the settlement.

“We continued to make progress in the marketplace during the first quarter, as leading companies around the globe deployed and advanced spend management initiatives using Ariba solutions,” said Bob Calderoni, CEO, Ariba. “We signed a number of deals with new and existing customers, as companies leveraged both our software and services to drive lower costs, increase margins and accelerate bottom line results.”

Continued Momentum and Global Execution

Seeking innovative and proven ways to achieve their spend management goals, a number of companies in North America, Europe and Asia selected Ariba’s comprehensive portfolio of solutions as the platform to drive their initiatives. During the quarter, Ariba signed agreements with 19 new customers, including leading global companies such as a large insurance company and a leading financial services company. In addition, the company renewed or expanded agreements with a number of existing customers, including Unilever, ABN AMRO, Merck, Shell Oil, and ConocoPhillips.

Market-Leading Spend Management Technology

As companies expanded their spend management initiatives, they selected offerings from Ariba that could not only meet their immediate needs, but scale to accommodate future growth. During the quarter, customers adopted the recently released Ariba Sourcing Solution, which provides robust sourcing expertise, broad category experience, full closed-loop process coverage and deep penetration in global markets to deliver sustainable sourcing results. In addition, customers from Covisint, which FreeMarkets acquired in January 2004, successfully transitioned to the Ariba Spend Management platform, gaining access to greater features and functionality they can leverage to enhance their sourcing activities.

Conference Call Information

Ariba will hold a conference call today at 1:30 p.m. PDT/4:30 p.m. EDT to discuss the quarterly and year-end results. To join the call, please dial (877) 375-2162 in the United States and Canada, or (973) 582-2734 if calling internationally. There will also be a live web broadcast available on the investor relations section of the company’s website at www.ariba.com or at www.vcall.com. A replay of this call will be available approximately 3:00 p.m. PDT/6:00 p.m. EDT today through Monday, February 7, 2005 by dialing (877) 519-4471 in the United States and Canada or (973) 341-3080 internationally and entering ID #: 5574264.

About Ariba, Inc.

Ariba, Inc. is the leading provider of Spend Management solutions. Ariba helps companies realize rapid and sustainable bottom-line results. Successful companies around the world in every industry use Ariba Spend Management software and services. Ariba can be contacted in the U.S. at 1.650.390.1000 or at www.ariba.com.

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Copyright © 1996 – 2005 Ariba, Inc.

Ariba and the Ariba logo are registered trademarks of Ariba, Inc. Ariba Spend Management, Ariba Spend Management. Find it. Get it. Keep it., Ariba. This is Spend Management, Ariba Solutions Delivery, Ariba Analysis, Ariba Buyer, Ariba Category Management, Ariba Category Procurement, Ariba Contract Compliance, Ariba Contracts, Ariba Contract Management, Ariba Contract Workbench, Ariba Data Enrichment, Ariba eForms, Ariba Sourcing, Ariba Invoice, Ariba Travel & Expense, Ariba Workforce, Ariba Supplier Network, Ariba Supplier Performance Management, Ariba PunchOut, Ariba QuickSource, PO-Flip, Ariba Settlement and Ariba Spend Management Knowledge Base are trademarks or service marks of Ariba, Inc. Ariba Proprietary and Confidential. All rights reserved. Patents pending. All other trademarks are property of their respective owners.

Safe Harbor Statement under the Private Securities Litigation Reform Act 1995: Information and announcements in this release involve Ariba’s expectations, beliefs, hopes, plans, intentions or strategies regarding the future and are forward-looking statements that involve risks and uncertainties. All forward-looking statements included in this release are based upon information available to Ariba as of the date of the release, and we assume no obligation to update any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to Ariba’s operating and financial results to differ materially from its current expectations include, but are not limited to: delays in development or shipment of new versions of Ariba’s products and services; lack of market acceptance of Ariba’s existing or future products or services; inability to continue to develop competitive new products and services on a timely basis; introduction of new products or services by major competitors; the ability to attract and retain qualified employees; difficulties in assimilating acquired companies; long and unpredictable sales cycles and the deferrals of anticipated orders; declining economic conditions; inability to control costs; changes in the company’s pricing or compensation policies; significant fluctuations in our stock price; the outcome of and costs associated with pending or potential future regulatory or legal proceedings; the impact of our acquisitions, including the disruption or loss of customer, business partner, supplier or employee relationships; and the level of costs and expenses incurred by Ariba as a result of such transactions. Factors and risks associated with its business, including a number of the factors and risks described above, are discussed in Ariba’s Form 10-K filed December 14, 2004.

Investor Contact:	John Ederer, (650) 390-1617
Media Contact:	Donna Maurillo (650) 390-1773 or dmaurillo@ariba.com
Janet Martin, (650) 228-5175 or jmartin@vocecomm.com

Ariba, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Unaudited; in thousands)

	December 31, 2004	September 30, 2004
ASSETS
Current assets:
Cash and cash equivalents	$82,466	$74,031
Short-term investments	47,219	37,227
Restricted cash	1,248	45,623
Accounts receivable, net	54,929	48,071
Prepaid expenses and other current assets	7,303	10,795

Total current assets	193,165	215,747
Property and equipment, net	21,791	21,909
Long-term investments	29,439	29,676
Restricted cash, less current portion	32,692	26,862
Goodwill	575,820	574,679
Other intangible assets, net	56,795	62,249
Other assets	2,557	2,767

Total assets	$912,259	$933,889

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$16,675	$15,433
Accrued compensation and related liabilities	28,928	31,171
Accrued liabilities	81,397	87,522
Restructuring obligations	18,468	16,825
Deferred revenue	45,317	49,664

Total current liabilities	190,785	200,615
Accrued liabilities, less current portion	3,023	3,454
Restructuring obligations, less current portion	45,812	41,042
Deferred revenue, less current portion	21,707	22,858

Total liabilities	261,327	267,969

Minority interests	874	19,547
Stockholders’ equity:
Common stock	131	125
Additional paid-in capital	4,989,610	4,963,002
Deferred stock-based compensation	(23,166)	(5,959)
Accumulated other comprehensive income	5,664	1,634
Accumulated deficit	(4,322,181)	(4,312,429)

Total stockholders’ equity	650,058	646,373

Total liabilities and stockholders’ equity	$912,259	$933,889

Ariba, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited; in thousands, except per share data)

	Three Months Ended December 31,
	2004	2003
Revenues:
License	$17,122	$18,676
Subscription and maintenance	31,428	22,067
Services and other	38,379	11,988

Total revenues	86,929	52,731

Cost of revenues (1)	37,057	16,912
Amortization of acquired technology and customer intangible assets	4,700	—

Total cost of revenues	41,757	16,912

Gross profit	45,172	35,819

Operating expenses:
Sales and marketing (1)	24,673	13,555
Research and development (1)	13,043	12,277
General and administrative	8,614	4,543
Amortization of other intangible assets	185	—
Stock-based compensation	4,378	30
Restructuring and integration costs	1,817	—

Total operating expenses	52,710	30,405

(Loss) income from operations	(7,538)	5,414

Interest and other income, net	2,615	818

Net (loss) income before income taxes and minority interests	(4,923)	6,232
Provision (benefit) for income taxes	4,813	(272)
Minority interests in net income of consolidated subsidiaries	16	413

Net (loss) income	$(9,752)	$6,091

Net (loss) income per share - basic (2)	$(0.16)	$0.14
Weighted average shares - basic (2)	62,707	45,000

Net (loss) income per share - diluted (2)	$(0.16)	$0.13
Weighted average shares - diluted (2)	62,707	46,280

(1)	Certain reclassifications, none of which affected net income or net income per share, have been made to prior period amounts to conform to the current period presentation. Specifically, the company reclassified $4.0 million of certain operating expenses to cost of revenues for the three months ended December 31, 2003.

(2)	Reflects the one-for-six reverse split of the company’s outstanding common stock effected July 1, 2004.

Ariba, Inc. and Subsidiaries

Reconciliation of GAAP Operating Results to

Non-GAAP Operating Results

(Unaudited; in thousands, except per share data)

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP operating results for the period indicated below:

Three Months Ended December 31, 2004
Expense reconciliation:
GAAP revenue	$86,929
GAAP net loss	9,752

Total GAAP expenses	96,681
Interest and other income, net and minority interests	2,599
Provision for income taxes	(4,813)

Total GAAP operating expenses	94,467
Amortization of acquired technology, customer and other intangible assets	(4,885)
Stock-based compensation	(4,378)
Restructuring and integration costs	(1,817)

Total non-GAAP operating expenses	$83,387

Three Months Ended December 31, 2004
Net income (loss) reconciliation:
GAAP net loss	$(9,752)
Amortization of acquired technology, customer and other intangible assets	4,885
Stock-based compensation	4,378
Restructuring and integration costs	1,817

Non-GAAP net income	$1,328

Three Months Ended December 31, 2004
Net income (loss) per share reconciliation:
GAAP net loss per share - basic and diluted	$(0.16)
Amortization of acquired technology, customer and other intangible assets	0.08
Stock-based compensation	0.07
Restructuring and integration costs	0.03

Non-GAAP net income per share - basic and diluted	$0.02

Weighted average shares - basic	62,707
Weighted average shares - diluted	65,954

Ariba provides quarterly and annual financial statements that are prepared in accordance with generally accepted accounting principles (“GAAP”). In addition, this press release contains non-GAAP financial information. This non-GAAP financial information excludes the following types of costs and expenses that are included in GAAP: amortization of intangible assets, stock-based compensation, and restructuring and integration costs. Management reviews this non-GAAP financial information in evaluating Ariba’s historical and projected financial performance and believes that it may assist investors in assessing its ongoing operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. We have provided a reconciliation of the non-GAAP financial information provided in this press release with the comparable financial information reported in accordance with GAAP for the given period.